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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	April 24, 2008

Oglethorpe Power Corporation
(An Electric Membership Corporation)
(Exact name of Registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation)	33-7591 (Commission File Number)	58-1211925 (I.R.S. Employer Identification No.)
2100 East Exchange Place Tucker, Georgia (Address of principal executive offices)	30084-5336 (Zip Code)
Registrant's telephone number, including area code	(770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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/    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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/    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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/    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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/    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03    Creation of a Direct Financial Obligation

        On April 24, 2008, Oglethorpe Power Corporation (An Electric Membership Corporation) ("Oglethorpe") effected a change in the interest rate mode of $181,890,000 in aggregate principal amount of pollution control revenue bonds that were issued on Oglethorpe's behalf by the Development Authority of Appling County, the Development Authority of Burke County and the Development Authority of Monroe County on October 25, 2007 (the "Series 2007 Bonds") from an auction period rate to a term rate. Payment of the principal of, and interest on, the Series 2007 Bonds when due continues to be insured by MBIA Insurance Corporation. The converted Series 2007 Bonds bear interest at 4.750% for a period ending March 31, 2011, with a semiannual interest payment date commencing on October 1, 2008. On April 1, 2011, the converted Series 2007 Bonds will be subject to mandatory tender for purchase at a price equal to 100 percent of the principal amount thereof. The purchase price of such Series 2007 Bonds tendered will be payable solely from the remarketing of such Series 2007 Bonds. The Series 2007 Bonds have bullet maturities in 2038, 2039 and 2040.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)
	By:	/s/ THOMAS A. SMITH Thomas A. Smith President and Chief Executive Officer
Date: April 24, 2008

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  Item 2.03 Creation of a Direct Financial Obligation
SIGNATURES